                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary Proxy Statement           [ ] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                        ADVANCED ENERGY INDUSTRIES, INC.
                ------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        -------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        -------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        -------------------------------------------------------------------

    (5) Total fee paid:

        -------------------------------------------------------------------

[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        -------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        -------------------------------------------------------------------

    (3) Filing Party:

        -------------------------------------------------------------------

    (4) Date Filed:

        -------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 8, 2002

To our Stockholders:

     The 2002 Annual Meeting of Stockholders of Advanced Energy Industries, Inc. (Advanced Energy) will be held on Wednesday, May 8, 2002, at 10:00 a.m., in the Monarch Room at Advanced Energy's corporate offices, 1625 Sharp Point Drive, Fort Collins, Colorado 80525. At the meeting, you will be asked to vote on the following matters:

          1. Election of eight directors. The Nominating Committee of the Board of Directors of Advanced Energy has proposed that the stockholders re-elect the current directors: Douglas S. Schatz, G. Brent Backman, Richard P. Beck, Trung T. Doan, Arthur A. Noeth, Elwood Spedden, Gerald M. Starek and Arthur W. Zafiropoulo.

          2. Approval of an increase in the number of authorized shares of Advanced Energy common stock from 55 million shares to 70 million shares.

          3. Any other matters of business properly brought before the meeting.

     Each of these matters is described in detail in the accompanying Proxy Statement, dated April 5, 2002.

     If you owned common stock of Advanced Energy at the close of business on March 18, 2002, you are entitled to receive this notice and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting in person. However, to assure that your voice is heard, you are urged to return the enclosed proxy card as promptly as possible in the postage prepaid envelope provided.

                                   By Order of the Board of Directors

                                                 Jay L. Margulies
                                                     Secretary

Fort Collins, Colorado
April 5, 2002

                             YOUR VOTE IS IMPORTANT

                             [ADVANCED ENERGY LOGO]

                              Date: April 5, 2002

To:      Our Owners
From:    Douglas S. Schatz
Subject: Invitation to our 2002 Annual Meeting of Stockholders

     Please come to our 2002 Annual Meeting of Stockholders to learn about Advanced Energy, what we have accomplished in the last year and what we hope to achieve in 2002. The meeting will be held:

                             Wednesday, May 8, 2002
                                   10:00 a.m.
                                  Monarch Room
                      Advanced Energy's Corporate Offices
                             1625 Sharp Point Drive
                          Fort Collins, Colorado 80525

     This proxy statement describes the matters that management of Advanced Energy intends to present to the stockholders at the annual meeting. Accompanying this proxy statement is Advanced Energy's 2001 Annual Report to Stockholders and a form of proxy. All voting on matters presented at the annual meeting will be by paper proxy or by presence in person, in accordance with the procedures described in this proxy statement. Instructions for voting are included in the proxy statement. Your proxy may be revoked at any time prior to the meeting in the manner described in this proxy statement.

     I look forward to seeing you at the meeting.

                                                 Douglas S. Schatz
                                       Chairman and Chief Executive Officer

This proxy statement and the accompanying proxy card are first being sent to stockholders on or about April 5, 2002.

                                    GENERAL

     This proxy statement and the accompanying materials are being sent to stockholders of Advanced Energy as part of a solicitation for proxies for use at the 2002 Annual Meeting of Stockholders. The Board of Directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card, you will appoint each of Douglas S. Schatz and Michael El-Hillow as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, "proxy holders" refers to Messrs. Schatz and El-Hillow in their capacities as your agents and proxies.

     Advanced Energy's principal executive offices are located at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. The telephone number is (970) 221-4670.

PROPOSALS

     We intend to present two proposals to the stockholders at the meeting:

          1. Election of eight directors. The Nominating Committee of the Board of Directors of Advanced Energy has proposed that the stockholders re-elect the current directors: Douglas S. Schatz, G. Brent Backman, Richard P. Beck, Trung T. Doan, Arthur A. Noeth, Elwood Spedden, Gerald M. Starek and Arthur W. Zafiropoulo.

          2. Approval of an increase in the number of authorized shares of Advanced Energy common stock from 55 million shares to 70 million shares.

     We do not know of any other matters to be submitted to the stockholders at the meeting. If any other matters properly come before the meeting, the proxy holders intend to vote the shares they represent as the Board of Directors may recommend.

RECORD DATE AND SHARE OWNERSHIP

     If you owned shares of Advanced Energy common stock in your name as of the close of business on Monday, March 18, 2002, you are entitled to vote on the proposals that are presented at the meeting. On that date, which is referred to
as the "record date" for the meeting,           shares of Advanced Energy common
stock were issued and outstanding and were held of record by      persons,
according to the records of American Stock Transfer & Trust Company, Advanced Energy's transfer agent.

VOTING

     Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the annual meeting. The inspector of the election will determine whether or not a quorum is present at the annual meeting. A quorum will be present at the meeting if a majority of the shares of common stock entitled to vote at the meeting are represented at the meeting, either by proxy or by the person who owns the shares. Advanced Energy's transfer agent will deliver a report to the inspector of election in advance of the annual meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the meeting.

     If a broker holds your shares, this proxy statement and a proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker how to vote your shares. If you do not give your broker instructions or discretionary authority to vote your shares on one or more of the proposals and your broker returns the proxy card indicating such lack of authority, your shares will be "broker non-votes" with respect to the proposals for which the broker does not have authority to vote. Broker non-votes will be counted as present for purposes of determining a quorum, but will not be counted as shares entitled to vote.

     The following table reflects the vote required for each proposal and the effect of broker non-votes on the vote, assuming a quorum is present at the meeting:

PROPOSAL                                VOTE REQUIRED            EFFECT OF BROKER NON-VOTES
--------                                -------------            --------------------------
Election of directors           the eight nominees who receive    no effect
                                the most votes will be elected
Increase in the number of       majority of the shares issued     same as a vote against
authorized shares of common     and outstanding as of the         the proposal
stock                           record date

     If you abstain from voting on a proposal, your shares will be counted as present at the meeting, for purposes of determining a quorum, and entitled to vote. As a result, abstentions will have no effect on the election of directors but will have the same effect as a vote against the proposal to increase the number of authorized shares of common stock.

     If any other proposals are properly presented to the stockholders at the meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law the number of votes required to approve a proposal is a majority of the shares of common stock represented at the meeting. The enclosed proxy card gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the meeting.

COSTS OF SOLICITATION

     Advanced Energy will bear the costs of soliciting proxies in connection with the annual meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy's directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners.

DELIVERY AND REVOCABILITY OF PROXIES

     You may vote your shares by marking the enclosed proxy card and mailing it to American Stock Transfer & Trust Company in the enclosed postage-prepaid envelope. If you mail your proxy, please allow sufficient time for it to be received in advance of the annual meeting.

     If you deliver your proxy and change your mind before the meeting, you may revoke your proxy by delivering notice to Jay Margulies, our Secretary, at Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the meeting in person but, if you have delivered a proxy before the meeting, you must revoke it before the meeting begins. Attending the meeting will not automatically revoke your previously-delivered proxy.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

     If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2001 Annual Report to Stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2001 Annual Report to Stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525; telephone number (970) 221-4670. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2001 Annual Report to Stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

          COMMON STOCK OWNERSHIP BY MANAGEMENT AND OTHER STOCKHOLDERS

     The following table sets forth the beneficial ownership of Advanced Energy common stock as of March 18, 2002 by:

     - each person known to us to beneficially own more than 5% of the outstanding common stock;

     - each director and nominee for director;

     - each named executive officer identified on page   ; and

     - the current directors and executive officers as a group.

                                                               SHARES
NAME OF STOCKHOLDER                                      BENEFICIALLY OWNED   PERCENT OWNED
-------------------                                      ------------------   -------------
Douglas S. Schatz, Chairman and Chief Executive
  Officer..............................................      10,857,782(1)            %
Capital Group International, Inc.; Capital Guardian
  Trust Company........................................       3,180,810(2)        10.0%
Franklin Resources, Inc. and Franklin Advisers, Inc....       2,719,052(3)         8.5%
FMR Corp.; Fidelity Management & Research Company......       2,022,752(4)         6.4%
Capital Research and Management Company; SMALLCAP World
  Fund, Inc............................................       1,772,000(5)         5.6%
G. Brent Backman, Director.............................       1,219,782(6)            %
Richard P. Beck, Director, Senior Vice President.......         149,010(7,8)         *
Trung T. Doan, Director................................           7,075(7)           *
Arthur A. Noeth, Director..............................          10,000(7)           *
Elwood Spedden, Director...............................          12,000(7)           *
Gerald M. Starek, Director.............................          47,100(7,9)         *
Arthur W. Zafiropoulo, Director........................          40,389(7)           *
Michael El-Hillow, Senior Vice President of Finance and
  Administration and Chief Financial Officer...........               0              *
James Gentilcore, Executive Vice President and Chief
  Operating Officer....................................          65,353(7)           *
Joseph R. Monkowski, Senior Vice President of Business
  Development..........................................          78,184(7)           *
Richard A. Scholl, Senior Vice President and Chief
  Technical Officer....................................         251,988(7,10)        *
All current executive officers and directors, as a
  group (15 persons)...................................      12,964,912(11)           %

---------------

  *  Less than 1%

 (1) Mr. Schatz' address is c/o Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado 80525. Mr. Schatz is a trustee of a charitable foundation that is the record holder of 180,000 shares of common stock of the issuer. The three other trustees of the charitable foundation are members of Mr. Schatz' immediate family. Accordingly, Mr. Schatz may be deemed to share with the other trustees voting and dispositive power with respect to the charitable foundation's 180,000 shares. Mr. Schatz disclaims beneficial ownership of the 180,000 shares held by the charitable foundation, which shares are not included in the table.

 (2) Information as to the amount and nature of beneficial ownership was obtained from Amendment No. 5 to the Schedule 13G filed with the SEC on February 11, 2002 by Capital Group International, Inc. and Capital Guardian Trust Company. According to the Schedule 13G, Capital Group International, Inc. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the
     Schedule 13G, and Capital Guardian Trust Company is a bank that may be deemed to beneficially own common stock as a result of serving as an investment manager of various institutional accounts. Capital Group International, Inc. reports sole voting power over 2,505,400 shares of common stock and sole dispositive power over 3,180,810 shares of common stock. Capital Guardian Trust Company reports sole voting power over 2,272,700 shares of common stock and sole dispositive power over 2,948,110 shares. The address for each of Capital Guardian and Capital International is 11100 Santa Monica Boulevard, Los Angeles, CA 90025.

 (3) Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 14, 2002 by Franklin Resources, Inc. and Franklin Advisers, Inc. According to the
     Schedule 13G, Franklin Resources, Inc. is a parent holding company for direct and indirect investment advisory subsidiaries, including Franklin Advisers, Inc., and the shares reported are beneficially owned by one or more open or closed-end investment companies or other managed accounts. Franklin Advisors, Inc. reports sole voting and dispositive power over 2,283,640 shares, or 7.2%. The address of each of Franklin Resources, Inc. and Franklin Advisors, Inc. is One Franklin Parkway, San Mateo, CA 94403.

 (4) Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 13, 2002 by FMR Corp. by and on behalf of itself and its direct and indirect subsidiaries. According to the Schedule 13G, FMR Corp. is a parent holding company of Fidelity Management & Research Company, which is the beneficial owner of the reported shares as a result of acting as investment advisor to various investment companies, including Fidelity OTC Portfolio, which has beneficial ownership of 1,879,600 shares. The address of FMR Corp. is 82 Devonshire Street, Boston, MA 02109.

 (5) Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G filed with the SEC on February 11, 2002 by Capital Research and Management Company ("Capital Research") and SMALLCAP World Fund, Inc. ("SWFI"). According to the Schedule 13G, Capital Research is an investment advisor deemed to be the beneficial owner of the shares as a result of acting as an investment advisor to various investment companies, including SWFI, which has beneficial ownership of 1,772,000 shares. The address for each of Capital Research and SWFI is 333 South Hope Street, Los Angeles, CA 90071.

 (6) The shares reported in the table include 121,000 shares held by Mr. Backman's spouse and 700,000 shares owned by GDBA Investments LLP which is owned 100% by Mr. and Mrs. Backman.

 (7) Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of March 18, 2002 pursuant to stock options granted or assumed by Advanced Energy:

- Backman.................   7,500
- Beck....................  45,436
- Doan....................   4,075
- Noeth...................  10,000
- Spedden.................  12,000
- Starek..................  20,644
- Zafiropoulo.............   7,500
- Gentilcore..............  45,353
- Monkowski...............  65,184
- Scholl..................  16,556

 (8) The shares reported in the table do not include 200 shares held in joint tenancy by Mr. Beck's wife and a person unrelated to Mr. Beck as to which Mr. Beck disclaims beneficial ownership.

 (9) The shares reported in the table do not include 2,100 shares held by Mr. Starek's wife as to which Mr. Starek disclaims beneficial ownership.

(10) The shares reported in the table include 5,521 shares that Brenda Scholl, Mr. Scholl's wife, has the right to acquire within 60 days of March 18, 2002 pursuant to stock options granted to her by Advanced Energy. Brenda Scholl is a Vice President of Advanced Energy.

(11) The shares reported in the table include 285,756 shares that the 15 executive officers and directors collectively have the right to acquire within 60 days of March 18, 2002 pursuant to stock options granted or assumed by Advanced Energy.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     A board of eight directors is to be elected at the meeting. The Nominating Committee of the Board of Directors has nominated each of the current directors. In the event that any nominee is unable to or declines to serve as a director at the time of the meeting, the proxy holders will vote in favor of a nominee designated by the Nominating Committee of the Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the meeting will continue from the end of the meeting until the next Annual Meeting of Stockholders (expected to be held in the year 2003), or until a successor has been elected and qualified.

NOMINEES

                                      DIRECTOR         PRINCIPAL OCCUPATION AND BUSINESS
NAME                            AGE    SINCE           EXPERIENCE DURING PAST FIVE YEARS
----                            ---   --------         ---------------------------------
Douglas S. Schatz.............  56      1981     Douglas S. Schatz is a co-founder of Advanced
                                                 Energy and has been its Chairman, Chief
                                                 Executive Officer and a director since its
                                                 incorporation in 1981. Until July 1999, he
                                                 also served as President. In March 2001, Mr.
                                                 Schatz was reappointed as President. Since
                                                 December, 1995, Mr. Schatz has also served as
                                                 a director of Advanced Power Technology, Inc.,
                                                 a company which provides high power, high
                                                 voltage and high performance semiconductors
                                                 and power modules.
G. Brent Backman(1)...........  61      1981     G. Brent Backman is a co-founder and has been
                                                 a director of Advanced Energy since its
                                                 incorporation in 1981. Mr. Backman was a vice
                                                 president of Advanced Energy from its
                                                 incorporation until April 1998, when he became
                                                 Senior Vice President, Special Projects. Mr.
                                                 Backman served in that position until December
                                                 1998, when he retired from Advanced Energy.
Richard P. Beck...............  68      1995     Richard P. Beck joined Advanced Energy in
                                                 March 1992 as Vice President and Chief
                                                 Financial Officer and became Senior Vice
                                                 President in February 1998. He became a
                                                 director of Advanced Energy in September 1995.
                                                 In October 2001, Mr. Beck retired from the
                                                 position of Chief Financial Officer, but
                                                 remains as a Senior Vice President. Mr. Beck
                                                 is Chairman of the Board of Applied Films
                                                 Corporation, a publicly held manufacturer of
                                                 flat panel display equipment. He is also a
                                                 director of Photon Dynamics, Inc., a publicly
                                                 held manufacturer of flat panel display test
                                                 equipment and serves on its audit committee.
                                                 Mr. Beck is also a director of TTM
                                                 Technologies, Inc., a publicly held
                                                 manufacturer of printed circuit boards, and
                                                 serves as chairman of its audit committee.

                                      DIRECTOR         PRINCIPAL OCCUPATION AND BUSINESS
NAME                            AGE    SINCE           EXPERIENCE DURING PAST FIVE YEARS
----                            ---   --------         ---------------------------------
Trung T. Doan(1)..............  43      2000     Trung T. Doan has been employed by Micron
                                                 Technology, Inc., a provider of semiconductor
                                                 memory solutions, since 1988. He has served as
                                                 Micron's Vice President of Process Development
                                                 since July 1997. Mr. Doan was a director of
                                                 Engineering Measurements Company, until it was
                                                 acquired by Advanced Energy in January 2001.
                                                 Mr. Doan also is a director of NuTool, Inc., a
                                                 privately held semiconductor equipment
                                                 manufacturer.
Arthur A. Noeth(1,2,3)........  66      1997     Arthur A. Noeth retired in 1998. From 1993 to
                                                 1998, Mr. Noeth was president of the Implant
                                                 Center, a provider of ion implant services to
                                                 the electronics industry.
Elwood Spedden(1,2,3).........  64      1995     Elwood Spedden was a vice president of
                                                 KLA-Tencor Semiconductor, a manufacturer of
                                                 automatic test equipment used in the
                                                 fabrication of semiconductors, from July 1996
                                                 to June 1997. From 1990 through March 1996,
                                                 Mr. Spedden was with Credence Systems
                                                 Corporation, a manufacturer of automatic test
                                                 equipment used in the fabrication of
                                                 semiconductors, in various senior management
                                                 positions including President, Chief Executive
                                                 Officer and Vice-Chairman of the Board of
                                                 Directors. In January 2002, Mr. Spedden joined
                                                 the Board of Directors of Photon Dynamics,
                                                 Inc., a publicly held manufacturer of flat
                                                 panel display test equipment. From 1996 to
                                                 2000, Mr. Spedden was a director of Insight
                                                 Objects, a privately held software company.
Gerald M. Starek(1,2).........  60      1998     Gerald M. Starek joined the Board of Directors
                                                 of Advanced Energy following its acquisition
                                                 of RF Power Products (now named Advanced
                                                 Energy Voorhees). Mr. Starek had been a
                                                 non-employee director of RF Power Products
                                                 since February 1994. Mr. Starek founded
                                                 Silicon Valley Group, Inc., a supplier of
                                                 automated wafer processing equipment for the
                                                 semiconductor industry. He served as Silicon
                                                 Valley Group's Chairman from September 1984 to
                                                 September 1991 and as Vice Chairman from
                                                 September 1991 to April 1993. Mr. Starek is a
                                                 director and serves on the compensation
                                                 committee of AML Communications, Inc., a
                                                 publicly held manufacturer of components for
                                                 wireless communications systems.

                                      DIRECTOR         PRINCIPAL OCCUPATION AND BUSINESS
NAME                            AGE    SINCE           EXPERIENCE DURING PAST FIVE YEARS
----                            ---   --------         ---------------------------------
Arthur W. Zafiropoulo(1,3)....  63      1998     Arthur W. Zafiropoulo joined the Board of
                                                 Directors of Advanced Energy following its
                                                 acquisition of RF Power Products (now named
                                                 Advanced Energy Voorhees). Mr. Zafiropoulo had
                                                 been a non-employee director of RF Power
                                                 Products since July 1992. Mr. Zafiropoulo is
                                                 the founder of Ultratech Stepper, Inc., a
                                                 publicly held company that develops,
                                                 manufactures and markets photolithography
                                                 equipment for the semiconductor industry. Mr.
                                                 Zafiropoulo has been Chief Executive Officer
                                                 and Chairman of the Board of Directors of
                                                 Ultratech Stepper since March 1993. Mr.
                                                 Zafiropoulo also served as President of
                                                 Ultratech Stepper from March 1997 to April
                                                 1999, as he did from March 1993 to March 1996.
                                                 Mr. Zafiropoulo is the Vice Chairman of SEMI
                                                 (Semiconductor and Equipment Materials
                                                 International), an international trade
                                                 association.

---------------

(1) Member of the Nominating Committee.

(2) Member of the Audit and Finance Committee.

(3) Member of the Compensation Committee.

     There is no family relationship between any of the directors, nominees or executive officers of Advanced Energy, except that Richard A. Scholl is married to Brenda M. Scholl, a Vice President of Advanced Energy.

REQUIRED VOTE

     The eight nominees receiving the highest number of affirmative (FOR) votes at the meeting will be elected as directors. Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR each of the eight nominees. Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present, but will not be counted as an affirmative vote for such nominee.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE EIGHT NOMINEES NAMED ABOVE.

DIRECTOR COMPENSATION

     Non-employee directors receive meeting fees of $3,000 for each Board of Directors meeting attended, other than telephonic meetings, and $300 for each committee meeting attended. They also are reimbursed for reasonable out-of-pocket travel expenses incurred to attend board and committee meetings.

     Non-employee directors participate in Advanced Energy's 1995 Non-Employee Directors' Stock Option Plan (the "Director Plan"). Under the Director Plan, upon first becoming a non-employee director, each participant is granted an option to purchase 7,500 shares of common stock, at the fair market value of the common stock on the date of grant. These options are exercisable as to 2,500 shares upon grant and vest as to an additional 2,500 shares on each of the second and third anniversary of the grant date. Also under the Director Plan, on each anniversary of the participant becoming a non-employee director, the participant is automatically granted an option to purchase 2,500 shares of common stock at the fair market value of the common stock on the date of grant. These options vest in full on the third anniversary of the grant date. All options granted under the Director Plan have terms of 10 years from the date of grant. 200,000 shares of common stock have been reserved for issuance under the Director Plan. As of March 18, 2002, options to purchase an aggregate of 89,500 shares were outstanding under the Director Plan.

BOARD MEETINGS

     The Board of Directors held eight meetings in 2001, including telephonic meetings. The Board of Directors has an Audit and Finance Committee, a Nominating Committee and a Compensation Committee. In 2001, each incumbent director attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of the committees on which he served.

AUDIT AND FINANCE COMMITTEE MEETINGS

     The Audit and Finance Committee consists of Messrs. Starek (chairman), Noeth and Spedden, all of whom are "independent directors" under Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. None of the members of the Audit and Finance Committee, nor any member of his immediate family, has been an officer or employee of Advanced Energy or any of its subsidiaries. The Audit and Finance Committee met four times in 2001.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

     We are governed by a written charter that was adopted in 1999 and are responsible for:

     - recommending engagement of Advanced Energy's independent auditors;

     - reviewing the scope of the audit;

     - reviewing the independence and performance of Advanced Energy's independent auditors;

     - evaluating the comments made by the independent auditor with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy's management; and

     - reviewing the internal accounting procedures and controls with Advanced Energy's financial and accounting staff.

     We also conduct quarterly financial reviews with Advanced Energy's independent accountants prior to the release of financial statements and quarterly reports on Form 10-Q.

     Management has primary responsibility for Advanced Energy's financial statements and the overall reporting process, including systems of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with generally accepted accounting principles and discuss with us any issues they believe should be raised.

     We have reviewed Advanced Energy's audited financial statements and met separately with both management and the auditors to discuss and review those financial statements and reports prior to issuance. In addition, we have discussed with the independent auditors the matters outlined in Statement on Accounting Standards No. 61 (Communication with Audit Committees) to the extent applicable. We have received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). We have also discussed with the independent auditors their independence.

     Based on our review and discussion of the foregoing matters and information, we recommended to the Board of Directors that the audited financial statements be included in Advanced Energy's 2001 Annual Report on Form 10-K.

                                            THE AUDIT AND FINANCE COMMITTEE

                                            Gerald M. Starek, Chairman
                                            Arthur A. Noeth
                                            Elwood Spedden

FEES BILLED BY ARTHUR ANDERSEN LLP

     Audit services of Arthur Andersen LLP during 2001 included the examination of the consolidated financial statements of Advanced Energy and services related to filings with the Securities and Exchange Commission and other regulatory bodies.

  Audit Fees

     The aggregate of the fees billed to Advanced Energy by Arthur Andersen LLP for professional services rendered for the audit of the 2001 annual financial statements and reviews of the quarterly financial statements during 2001 was $151,500.

  All Other Fees

     In addition to the audit fees above, Arthur Andersen LLP billed Advanced Energy for the following services:

     - $50,800 for review of financial statements and disclosures in connection with the registration of securities; and

     - $218,050 for acquisition-related services, including review of financial statements and prior auditor workpapers for certain acquired companies and acquisition targets, as well as consultation regarding the application of accounting principles and other related services.

     No other services were provided by Arthur Andersen LLP.

     The Audit and Finance Committee considered the nature and extent of the services and fees presented under "Audit Fees" and "All Other Fees" above to be compatible with maintaining Arthur Andersen LLP's independence.

  Financial Information Systems Design and Implementation Services

     During 2001, Arthur Andersen LLP did not provide any of the following services to Advanced Energy: operating or supervising the operation of Advanced Energy's information system; managing Advanced Energy's local area network; or designing or implementing a hardware or software system that aggregates source data underlying the financial statements or generates information that is significant to Advanced Energy's financial statements taken as a whole.

NOMINATING COMMITTEE MEETING

     The Nominating Committee consists of Messrs. Backman, Doan, Noeth, Spedden, Starek and Zafiropoulo. The Nominating Committee is responsible for:

     - establishing and administering the procedures for nominating persons to serve as directors;

     - identifying and recommending candidates for nomination to the Board of Directors;

     - considering any nominees recommended by stockholders; and

     - determining the appropriate number of authorized directors of Advanced Energy.

     The Nominating Committee did not meet in 2001, but acted once by unanimous written consent. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Nominating Committee, in care of the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525. Your recommendation should include your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person's business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please
also see the information under "Proposals of Stockholders" on page   of this
proxy statement.

COMPENSATION COMMITTEE MEETINGS

     The Compensation Committee met once in 2001. During 2001 and presently, the membership of the Compensation Committee consists of Messrs. Noeth (chairman), Spedden and Zafiropoulo. The Compensation Committee is responsible for recommending salaries, incentives and other compensation for directors and officers of Advanced Energy, administering Advanced Energy's incentive compensation and benefit plans for officers and recommending to the Board of Directors policies relating to such compensation and benefit plans. None of the members of the Compensation Committee is or has been an officer or employee of Advanced Energy or any of its subsidiaries.

                        REPORT ON EXECUTIVE COMPENSATION

COMPENSATION POLICIES

     One of the primary goals in setting compensation policies is to maintain competitive, progressive programs to attract, retain and motivate high-caliber executives, foster teamwork and maximize the long-term success of Advanced Energy by appropriately rewarding such individuals for their achievements. Another goal is to provide an incentive to executives to focus efforts on long-term strategic goals for Advanced Energy by closely aligning their financial interests with stockholder interests. To attain these goals Advanced Energy's executive compensation program was designed to include base salary, annual incentives and long-term incentives.

     In formulating and administering the individual elements of Advanced Energy's executive compensation program, planning, implementing and achieving long-term objectives are emphasized to establish performance objectives, evaluate performance and determine actual incentive awards.

COMPENSATION COMPONENTS

  Base Salary

     The base salaries of executive officers are established after review of relevant data of other executives with similar responsibilities from published industry reports and surveys of similarly situated companies. The objective is to maintain Advanced Energy's annual executive salaries at levels competitive with the market base salary of executive officers in similar positions. The market reviewed is comprised of similarly sized high technology companies within and outside Advanced Energy's industry as described and reported in the Radford Executive Compensation Survey ("Radford") and in a study conducted for Advanced Energy by SCA Consulting. There are approximately 90 companies in the Radford universe used by the Compensation Committee. In March and June 2001, each of Advanced Energy's executive officers agreed to salary reductions totaling up to 20% of base salary. Effective January 1, 2002, the executive officers' base salaries returned to March 2001 levels. We expect base salaries to remain at current levels until June 2002 at the earliest, except with respect to James Gentilcore, whose responsibilities as Chief Operating Officer have increased substantially.

  Annual Incentives

     The Compensation Committee determines the range of possible annual bonuses for individual executives by reviewing a competitive market survey for executives at similar levels and similarly sized companies as described and reported in the Radford Executive Compensation Survey. Actual bonus payments within this range are tied to meeting specific corporate and executive performance targets. Advanced Energy's revenue decreased 46% from 2000 to 2001, and Advanced Energy reported a net loss of $31.4 million in 2001 compared to a net profit of $68.0 million in 2000. These results did not meet the targets for corporate performance in 2001 set by the Compensation Committee and, accordingly, no bonuses were paid for 2001.

  Stock Options

     The Board of Directors grants stock options under Advanced Energy's stock option plans to give executives a stake in the long-term performance of Advanced Energy and to focus their attention on maximizing stockholder value. In granting options, the Compensation Committee may consider several factors, including an executive's individual performance, potential contributions to Advanced Energy, current equity ownership in Advanced Energy and the vesting rates of existing stock options, if any. Vesting schedules also may be used to encourage the long-term retention of executive officers. Options are granted with exercise prices equal to the fair market value of the common stock subject to the option on the date of grant, as reported on the Nasdaq National Market Because the value of an option will increase when Advanced Energy's stock performs well, the Compensation Committee believes stock options serve to align the interests of executive officers closely with those of other stockholders.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The compensation of the Chief Executive Officer, Douglas S. Schatz, is based on the policies and procedures applicable generally to executive officers of Advanced Energy. In determining Mr. Schatz' base salary and bonus, compensation levels for other chief executive officers in high technology firms within and outside the industry were examined. This information was compared to the performance of such firms relative to Advanced Energy's performance. The salary paid to Mr. Schatz for 2001 was below the 50th percentile of compensation paid to chief executive officers of companies of similar size in similar industries, based on data from the 2001 Radford Executive Compensation Report and 2001 AEA High-Tech Industry Executive Compensation Survey. Mr. Schatz did not receive a bonus for 2001.

EFFECT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code of 1986 (the "Tax Code") generally limits to $1 million the corporate deduction for compensation paid to certain executive officers, unless the compensation is "performance-based" (as defined in Section 162(m)). Each of the Board of Directors and the Compensation Committee has carefully considered the potential impact of this limitation on executive compensation and has concluded in general that the best interests of Advanced Energy and the stockholders will be served if certain of Advanced Energy's stock-based long-term incentives qualify as performance-based compensation within the meaning of Section 162(m). It is the intention of the Board of Directors and Compensation Committee that, so long as it is consistent with the Compensation Committee's overall compensation objectives, virtually all executive compensation will be deductible for federal income tax purposes.

                                            THE COMPENSATION COMMITTEE

                                            Arthur A. Noeth, Chairman
                                            Elwood Spedden
                                            Arthur W. Zafiropoulo

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the compensation earned in 2001 by Advanced Energy's chief executive officer and the four highest-paid executive officers, other than the chief executive officer, based on salary and bonus in 2001. The table also sets forth compensation earned in 2001 by Advanced Energy's current Chief Financial Officer. These six officers are referred to as the "named executive officers." Each executive officer is appointed annually by the Board of Directors.

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                     COMPENSATION AWARDS
                                            ANNUAL COMPENSATION     ---------------------    ALL OTHER
                                          -----------------------   SECURITIES UNDERLYING   COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)(1)   BONUS($)        OPTIONS(#)            ($)(2)
---------------------------        ----   ------------   --------   ---------------------   ------------
Douglas S. Schatz................  2001     340,653            0                 0              5,100
  Chairman of the Board,           2000     373,517      187,600                 0              4,800
  Chief Executive Officer          1999     316,302      235,000                 0              4,800
  and President
James Gentilcore.................  2001     200,676            0            47,000              5,100
  Executive Vice President         2000     220,242       93,500            10,000              4,800
  and Chief Operating Officer      1999     186,938       70,000            10,000              4,800
Richard P. Beck..................  2001     230,699            0            22,000              5,100
  Senior Vice President(3)         2000     247,915      100,000            15,000              4,800
                                   1999     199,342       70,000            15,000              4,800
Richard A. Scholl................  2001     220,312            0            21,000              5,100
  Senior Vice President            2000     230,125       92,400            10,000              4,800
  and Chief Technical Officer      1999     208,525       74,000            10,000              4,800
Joseph R. Monkowski..............  2001     210,797            0            20,000              5,100
  Senior Vice President            2000     228,750       92,000            60,000              4,800
  Business Development             1999     193,249       70,000             5,000                  0
Michael El-Hillow................  2001      35,350            0            50,000             25,000(5)
  Senior Vice President
  and Chief Financial Officer(4)

---------------

(1) In March and June 2001, each of Advanced Energy's executive officers agreed to salary reductions totaling up to 20% of base salary. Effective January 1, 2002, the executive officers' base salaries returned to March 2001 levels. Base salaries are expected to remain at current levels until June 2002 at the earliest, except with respect to Mr. Gentilcore, whose responsibilities as Chief Operating Officer have increased substantially.

(2) Reflects amounts contributed by Advanced Energy to each of the named executive officers under Advanced Energy's 401(k) profit sharing plan.

(3) Mr. Beck resigned as Chief Financial Officer on October 10, 2001.

(4) Mr. El-Hillow was appointed Chief Financial Officer on October 10, 2001.

(5) Mr. El-Hillow was paid a relocation bonus.

OPTION GRANTS IN 2001

     The following table sets forth information as to stock options granted in 2001 to the named executive officers who received options. No options were granted to Mr. Schatz in 2001.

                                                INDIVIDUAL GRANTS                              POTENTIAL REALIZABLE
                       --------------------------------------------------------------------      VALUE AT ASSUMED
                                                PERCENT OF                                     ANNUAL RATES OF STOCK
                           NUMBER OF           TOTAL OPTIONS                                  PRICE APPRECIATION FOR
                           SECURITIES           GRANTED TO                                          OPTION TERM
                       UNDERLYING OPTIONS      EMPLOYEES IN         EXERCISE     EXPIRATION   -----------------------
NAME                       GRANTED(#)           FISCAL YEAR       PRICE($/SH)       DATE        5%($)       10%($)
----                   ------------------      -------------      ------------   ----------   ---------   -----------
James Gentilcore.....            7,750                 0.9%          26.125         2/7/11     143,822       375,198
                                 4,750                 0.6%           28.55        4/11/11      96,331       251,306
                                 4,750                 0.6%           32.19        7/11/11     108,613       283,346
                                29,750                 3.5%           18.00       10/10/11     380,387       992,344
                          ------------          ----------
                                47,000total            5.6%total
                          ------------          ----------
Richard P. Beck......            5,500                 0.6%          26.125         2/7/11     102,067       266,270
                                 5,500                 0.6%           28.55        4/11/11     111,541       290,986
                                 5,500                 0.6%           32.19        7/11/11     125,762       328,085
                                 5,500                 0.6%           18.00       10/10/11      70,324       183,459
                          ------------          ----------
                                22,000total            2.6%total
                          ------------          ----------
Richard A. Scholl....            5,000                 0.6%          26.125         2/7/11      92,788       242,063
                                 5,000                 0.6%           28.55        4/11/11     101,401       264,532
                                 1,000                 0.1%           36.49        5/24/11      25,920        67,620
                                 5,000                 0.6%           32.19        7/11/11     114,329       298,259
                                 5,000                 0.6%           18.00       10/10/11      63,931       166,781
                          ------------          ----------
                                21,000total            2.5%total
                          ------------          ----------
Joseph R. Monkowski..            4,750                 0.6%          26.125         2/7/11      88,149       229,960
                                 4,750                 0.6%           28.55        4/11/11      96,331       251,306
                                 1,000                 0.1%           36.49        5/24/11      25,920        67,620
                                 4,750                 0.6%           32.19        7/11/11     108,613       283,346
                                 4,750                 0.6%           18.00       10/10/11      60,734       158,441
                          ------------          ----------
                                20,000total            2.4%total
                          ------------          ----------
Michael El-Hillow....           50,000                 5.9%           18.00       10/10/11     639,305     1,667,805

     All options were granted under Advanced Energy's 1995 Stock Option Plan. Each option vests as to one-fourth of the underlying shares on the first anniversary of its grant date and as to an additional one-sixteenth of the underlying shares quarterly thereafter until fully vested, except for Mr. Beck's options which vest as to one-sixteenth of the underlying shares quarterly from the date of grant and except that the options granted on May 24, 2001 to Mr. Scholl and Mr. Monkowski become fully exercisable on May 24, 2002. The exercise price of each option is equal to the fair market value of the common stock on the date of grant, as reported on the Nasdaq National Market.

AGGREGATED OPTION EXERCISES IN 2001 AND OPTION VALUES AT DECEMBER 31, 2001

     The following table sets forth information as to options granted by Advanced Energy under the 1995 Stock Option Plan that were exercised by the named executive officers during 2001 and options held by the named executive officers at December 31, 2001. Mr. Schatz and did not exercise or hold any options during 2001.

                                                                     NUMBER OF
                                                               SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                                UNEXERCISED OPTIONS          IN-THE-MONEY OPTIONS
                       SHARES ACQUIRED                         AT FISCAL YEAR-END(#)        AT FISCAL YEAR END($)
NAME                   ON EXERCISE(#)    VALUE REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE(1)
----                   ---------------   -----------------   -------------------------   ----------------------------
James Gentilcore.....           0                   0              35,417/59,877              $324,475/$327,879
Richard P. Beck......           0                   0              37,689/39,311              $213,531/$154,097
Richard A.
  Scholl(2)..........           0                   0              11,246/29,754              $       0/$45,775
Joseph R. Monkowski...     10,000            $257,750              49,685/65,315              $380,300/$233,636
Michael El-Hillow....           0                   0                   0/50,000              $      0/$432,000

---------------

(1) Reflects the aggregate market value of the common stock acquired on the date of exercise minus the exercise price.

(2) Includes 3,687 shares that his wife, Brenda Scholl, has the right to acquire pursuant to options granted by Advanced Energy. Brenda Scholl is a Vice President of Advanced Energy.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The current members of the Compensation Committee are Arthur Noeth, Elwood Spedden and Arthur Zafiropoulo. None of such persons is or has been an officer or employee of Advanced Energy, nor has any of such persons had a direct or indirect interest in any business transaction with Advanced Energy involving an amount in excess of $60,000.

     During 2001, no executive officer of Advanced Energy served as a member of the board of directors or compensation committee of another company that has any executive officers or directors serving on Advanced Energy's Board of Directors or Compensation Committee.

                            STOCK PERFORMANCE GRAPH

     The following graph reflects the cumulative total stockholder return on the Advanced Energy common stock since December 31, 1996, compared with each of The Nasdaq Stock Market U.S. and the J.P. Morgan Hambrecht & Quist Semiconductor Index. Historical stock price performance is not necessarily indicative of any future stock price performance.

[PERFORMANCE GRAPH]

                                              ADVANCED ENERGY INDUSTRIES,     NASDAQ STOCK MARKET -           JPMORGAN H&Q
                                                         INC.                         U.S.                SEMICONDUCTOR SECTOR
                                              ---------------------------     ---------------------       --------------------
Dec-96                                                   100.00                      100.00                      100.00
                                                         139.53                      107.09                      120.56
                                                         120.93                      101.17                      114.78
Mar-97                                                   139.53                       94.57                      112.39
                                                         165.12                       97.52                      122.03
                                                         227.91                      108.56                      131.77
Jun-97                                                   286.05                      111.90                      126.75
                                                         465.12                      123.69                      155.03
                                                         586.05                      123.50                      157.96
Sep-97                                                   526.74                      130.82                      158.44
                                                         386.05                      124.01                      124.03
                                                         367.44                      124.66                      119.66
Dec-97                                                   277.91                      122.48                      105.46
                                                         232.56                      126.36                      117.80
                                                         313.95                      138.23                      129.41
Mar-98                                                   270.93                      143.34                      120.92
                                                         276.74                      145.77                      131.53
                                                         265.12                      137.67                      108.09
Jun-98                                                   216.28                      147.28                      103.89
                                                         196.51                      145.56                      107.12
                                                         116.28                      116.70                       81.88
Sep-98                                                   136.05                      132.89                       90.57
                                                         244.19                      138.73                      113.40
                                                         337.21                      152.83                      128.94
Dec-98                                                   465.12                      172.68                      148.04
                                                         541.86                      197.74                      184.80
                                                         358.14                      180.04                      156.33
Mar-99                                                   438.37                      193.65                      167.92
                                                         515.12                      199.89                      170.98
                                                         462.79                      194.35                      176.60
Jun-99                                                   754.65                      211.83                      220.22
                                                         703.49                      208.01                      229.13
                                                         639.53                      216.81                      247.09
Sep-99                                                   574.42                      217.11                      247.11
                                                         765.12                      234.51                      279.00
                                                         625.58                      263.04                      310.56
Dec-99                                                   916.28                      320.89                      369.44
                                                         946.51                      309.05                      401.57
                                                        1353.49                      367.84                      575.53
Mar-00                                                   948.84                      360.25                      579.19
                                                        1283.72                      303.01                      576.57
                                                         688.37                      266.45                      514.51
Jun-00                                                  1096.51                      313.24                      566.95
                                                         837.21                      296.26                      499.10
                                                        1062.79                      331.28                      591.22
Sep-00                                                   613.95                      288.25                      459.05
                                                         320.93                      264.57                      406.02
                                                         366.28                      203.84                      292.28
Dec-00                                                   418.60                      193.01                      308.19
                                                         570.93                      216.42                      386.33
                                                         422.09                      167.56                      279.89
Mar-01                                                   480.23                      144.08                      281.02
                                                         645.77                      165.57                      343.93
                                                         608.37                      165.37                      311.94
Jun-01                                                   767.81                      169.81                      312.75
                                                         609.30                      159.01                      311.59
                                                         430.70                      141.68                      291.09
Sep-01                                                   309.40                      117.81                      196.48
                                                         373.77                      132.93                      245.18
                                                         440.19                      151.85                      289.54
Dec-01                                                   495.63                      153.15                      298.73

                      CERTAIN TRANSACTIONS WITH MANAGEMENT

     Advanced Energy leases its executive offices and manufacturing facilities in Fort Collins, Colorado from Prospect Park East Partnership and from Sharp Point Properties, LLC. Douglas S. Schatz, Chief Executive Officer and Chairman of the Board of Advanced Energy, holds a 26.67% member interest in each of these leasing entities, and G. Brent Backman, a director of Advanced Energy, holds a 6.6% member interest in each of these leasing entities. Aggregate payments under such leases for 2001 totaled approximately $2.23 million. Neither Mr. Schatz nor Mr. Backman participated in the negotiations of these leases. At the time of the negotiations, Advanced Energy compared the lease rates and other terms of similar properties in Fort Collins. Advanced Energy believes that the lease rates and other terms of the leases with Prospect Park East Partnership and Sharp Point Properties, LLC are no less favorable to Advanced Energy than could have been obtained from a third party lessor of similar property.

     Advanced Energy also leases a condominium in Breckenridge, Colorado from AEI Properties, a partnership in which Mr. Schatz holds a 60% interest and Mr. Backman holds a 40% interest. Advanced Energy uses the condominium to provide rewards and incentives to its customers, suppliers and employees. Aggregate payments to AEI Properties for 2001 totaled approximately $47,000. The rental rate was determined based upon a comparison of rental rates and other lease terms of similar properties in the area. Advanced Energy believes that the terms of the lease with AEI Properties is no less favorable than could have been obtained from a third party lessor for similar property.

     Richard and Brenda Scholl are both executive officers of Advanced Energy. Richard Scholl's compensation is set forth above under the caption "Executive Compensation." During 2001, Advanced Energy paid to Brenda Scholl a base salary of $153,382 and granted options to her to purchase 6,000 shares of Advanced

Energy common stock under the 1995 Stock Option Plan, with an average exercise price of $27.9285 per share.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Advanced Energy's executive officers and directors and persons who own more than ten percent of the outstanding common stock ("reporting persons") to file with the Securities and Exchange Commission an initial report of ownership on Form 3 and changes in ownership on Form 4 and 5. The reporting persons are also required to furnish Advanced Energy with copies of all forms they file. Based solely on its review of the copies of forms received by it and written representations from the reporting persons, Advanced Energy believes that each of the reporting persons timely filed all reports required to be filed in 2001 or with respect to transactions in 2001.

                                 PROPOSAL NO. 2
                    INCREASE IN NUMBER OF AUTHORIZED SHARES

     Advanced Energy's Certificate of Incorporation currently authorizes the issuance of 55 million shares of common stock and 1 million shares of preferred
stock. As of March 18, 2002, a total of           shares of common stock were
outstanding or reserved for issuance as follows:

                    shares issued and outstanding;

                    shares reserved for issuance under Advanced Energy's stock option and purchase plans; and

                    shares reserved for issuance upon conversion of outstanding convertible notes issued by Advanced Energy in November 1999 and September 2001.

     Advanced Energy proposes to increase the number of shares of common stock that it is authorized to issue to 70 million shares. The number of authorized shares of preferred stock would remain the same. The Board of Directors approved the proposed increase in authorized capitalization at a meeting held on February 12, 2002, subject to stockholder approval. If the stockholders approve the proposal, Paragraph A of Article IV of the Certificate of Incorporation will be amended to read as follows:

        This corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the corporation is authorized to issue is seventy-one million (71,000,000) shares. Seventy million (70,000,000) shares shall be Common Stock, par value $0.001 per share, and one million (1,000,000) shares shall be Preferred Stock, par value $0.001 per share.

POTENTIAL USES OF COMMON STOCK

     Advanced Energy historically has used its common stock principally for the following purposes:

     - raise capital through equity or convertible debt offerings;

     - acquire other companies and technologies using common stock; and

     - adopt benefit plans involving the issuance of common stock to employees, directors and consultants.

     Advanced Energy has no immediate plans or commitments to issue additional shares of common stock, other than shares that are reserved for issuance as described above. Successfully implementing Advanced Energy's business plans, however, likely will require the availability of authorized but unissued shares. Advanced Energy seeks to increase its product offerings, customer base and total available market, which it historically has done through both internal development and acquisitions. Achieving further increases in these areas through internal development will require Advanced Energy to be able to offer competitive incentives to its employees and prospective employees, including stock options and other stock-based compensation. Acquiring additional companies and technologies also may require the availability of authorized shares of common stock, whether as a currency for the purchase price or to provide incentives to the employees of acquired companies. Both internal development of new products and technologies and acquisitions also may require Advanced Energy to raise working capital in the public and private markets. If required to call a special meeting of stockholders to approve an increase in the authorized capitalization when these or other purposes are identified, Advanced Energy may be prevented from taking advantage of the opportunities because of the time or uncertainty involved in obtaining the requisite approval.

DILUTIVE EFFECTS ON CURRENT STOCKHOLDERS

     If the stockholders approve the proposed increase in the authorized number of shares of common stock, no additional action or authorization by Advanced Energy's stockholders would be necessary prior to the issuance of the shares, unless required by applicable law or the rules of the Nasdaq National Market. When Advanced Energy issues additional shares of common stock, the issuance could have a dilutive effect on earnings per share, as well as the voting power of the current stockholders. Under the Certificate of Incorporation, Advanced Energy's stockholders do not have preemptive rights with respect to the common stock. This means that, when Advanced Energy issues additional shares of common stock, the current stockholders do not have any preferential rights to purchase the shares being issued.

POTENTIAL ANTI-TAKEOVER EFFECTS; MANAGEMENT CONTROL

     The proposed increase in the authorized number of shares of common stock could have an anti-takeover effect under certain circumstances, even though this is not the intention of this proposal. For example, in the event of a hostile attempt to take over control of Advanced Energy, it may be possible for Advanced Energy to issue shares of common stock to dilute the voting power of the other outstanding shares and increase the potential cost to acquire control of Advanced Energy. By potentially discouraging initiation of an unsolicited takeover attempt, the proposed increase in the authorized shares may limit the opportunity for stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal.

     The issuance of additional shares to parties friendly to Advanced Energy also may have the effect of permitting Advanced Energy's current management, including the current Board of Directors, to retain their positions, and place them in a better position to resist changes that stockholders may wish to make if dissatisfied with the conduct of Advanced Energy's business.

REQUIRED VOTE

     Approval of the proposed amendment to the Certificate of Incorporation to increase the authorized capitalization of Advanced Energy requires the affirmative (FOR) vote of a majority of the shares of common stock issued and outstanding on the record date, which is March 18, 2002. On the record date,
there were           shares of common stock issued and outstanding. Unless
otherwise instructed on the proxy card, the proxy holders will vote the proxies received by them FOR this proposal. Abstentions and broker non-votes will have the same effect as votes against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSED INCREASE IN THE NUMBER OF AUTHORIZED SHARES OF ADVANCED ENERGY'S COMMON STOCK FROM 55 MILLION TO 70 MILLION SHARES.

                           PROPOSALS OF STOCKHOLDERS

     Proposals that a stockholder desires to have included in Advanced Energy's proxy materials for the 2003 Annual Meeting of Stockholders of Advanced Energy in accordance with SEC Rule 14a-8 must be received by the Secretary of Advanced Energy at its principal office (1625 Sharp Point Drive, Fort Collins, Colorado 80525) no later than December 6, 2002 in order to be considered for inclusion in such proxy materials. The proxy solicited by management of Advanced Energy for the 2003 Annual Meeting of Stockholders will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless Advanced Energy is provided with notice of the proposal no later than February 19, 2003.

                                   FORM 10-K

     A copy of Advanced Energy's 2001 Annual Report on Form 10-K is included in the 2001 Annual Report to Stockholders accompanying this proxy statement. You can request an additional copy of the 2001 Annual Report on Form 10-K by mailing a request to the Secretary of Advanced Energy at 1625 Sharp Point Drive, Fort Collins, Colorado 80525.

                                 OTHER MATTERS

     It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed. Instructions as to how to deliver your proxy are included in this proxy statement under the caption "Delivery and
Revocability of Proxies" on page   and on the proxy card.

                                            THE BOARD OF DIRECTORS

Dated: April 5, 2002
Fort Collins, Colorado

                                                                PRELIMINARY COPY

                                  [PRELIMINARY]
                                 [FORM OF PROXY]

                               THIS IS YOUR PROXY.
                             YOUR VOTE IS IMPORTANT.

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly delivering your proxy.

In addition to the election of Directors, there is one proposal being submitted by the Board of Directors. The Board of Directors recommends a vote in favor
(FOR) of each of the nominees listed below and in favor (FOR) of proposal 2.

All voting on matters presented at the meeting will be by paper proxy or by presence in person, in accordance with the procedures described in the proxy statement.


--------------------------------------------------------------------------------

              PLEASE DETACH HERE AND MAIL IN THE ENVELOPE PROVIDED.

                        ADVANCED ENERGY INDUSTRIES, INC.

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
               THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 8, 2002

The undersigned hereby constitutes and appoints Douglas S. Schatz and Michael El-Hillow, and each of them, his, her or its lawful agents and proxies with full power of substitution in each, to represent the undersigned, and to vote all of the shares of common stock of Advanced Energy Industries, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Advanced Energy Industries, Inc., 1625 Sharp Point Drive, Fort Collins, Colorado on Wednesday, May 8, 2002 at 10:00 a.m., local time, and at any adjournment or postponement thereof, on all matters coming before the meeting.

IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH SUCH INSTRUCTIONS. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2.

You may deliver this proxy by signing and returning this proxy card in the enclosed envelope.

In addition to the election of Directors, there is one proposal being submitted by the Board of Directors. The Board of Directors recommends a vote in favor
(FOR) of each of the nominees listed below and in favor (FOR) of proposal 2.

                 [X] Please mark your votes as in this example.

                                                                PRELIMINARY COPY

                                          FOR         WITHHELD    Nominees:
1.     Election of Directors:                                     (01) Douglas S. Schatz
                                          [ ]            [ ]      (02) G. Brent Backman
       For all nominees, except vote                              (03) Richard P. Beck
       withheld from the following                                (04) Trung T. Doan
       nominee(s) (indicate by name(s)):                          (05) Arthur A. Noeth
                                                                  (06) Elwood Spedden
       ---------------------------------                          (07) Gerald M. Starek
                                                                  (08) Arthur W. Zafiropoulo

                                          FOR          AGAINST            ABSTAIN
2.     Approval of an increase in         [ ]            [ ]                [ ]
       the number of authorized
       shares of Advanced Energy
       Industries, Inc.'s common
       stock from 55,000,000 shares
       to 70,000,000 shares.

3. In their discretion, the proxy holders are authorized to vote upon any other matters of business which may properly come before the meeting, or, any adjournment(s) thereof.

Change of Address on  [ ]        I plan to attend the   [ ]        I do not plan to attend the   [ ]
Reverse Side                     meeting                           meeting

Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:                                           Date:

Signature:                                           Date:

                 PLEASE DATE, SIGN AND MAIL YOUR PROXY PROMPTLY.